Exhibit 99.1

 PRESS RELEASE

Company Contact:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
ir@crossroads.com	ir@crossroads.com
512.928.6897	512.928.7330

Press Contact:

Matthew Zintel

Zintel Public Relations

matthew.zintel@zintelpr.com

281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Files to Appeal Recent Patent Decisions

AUSTIN, Texas, February 22, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS) today announced that it has filed an appeal with the United States Court of Appeals for the Federal Circuit related to the Final Written Decisions regarding IPRs 2014-01207 and 2014-01209. On January 29, 2016 the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office issued decisions in the inter partes review proceedings (“IPR”) initiated against U.S. Patent No. 7,051,147 related to technology Crossroads considers fundamental to secure and efficient access to network storage systems.

IPRs 2014-01207 and 2014-01209 challenged the validity of the ‘147 patent in response to Crossroads’ lawsuit alleging patent infringement by Oracle and others, and the decision stated that all patent claims subject to the IPR are unpatentable.

The issues on appeal include, but are not limited to, the Patent Trial and Appeal Board’s application and use of the broadest reasonable interpretation standard, claim construction, determination of unpatentability of claims 1-39 of U.S. Patent No. 7,051,147 under 35 U.S.C. § 103, any finding or determination supporting or related to those issues, as well as all other issues decided adversely to Crossroads in any orders, decisions, rulings, and opinions.

The Company is reviewing the other adverse IPR decisions and considering future actions accordingly. Crossroads anticipates receiving a final decision in one additional pending IPR proceeding by March 17, 2016.

About Crossroads Systems
Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data storage solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems' reports on Form  10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website or by clicking "SEC Filings" on the Company's Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.